UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

                              Amendment No.1 of

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December  20, 2010

                           China Complant Group Inc

(Exact Name of Small Business Issuer in its Charter)

Nevada	3569	27-4052171
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

410 S. San Gabriel Blvd., #8; San Gabriel, CA 91776

      Tel: (626) 286-3788

(Address and Telephone Number of Registrant's Principal Place of Business)

FANGXING HOLDING INC

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________

2.01 Completion of Acquisition

     On December 20, 2010, the company has signed a series of contractual arrangements with the Henan Complant and its shareholders. They are Exclusive Consult and Services Agreement, Operating Agreement, Equity Pledge Agreement, Exclusive Option Agreement, and Proxy Agreement. On May 20, 2011, the company has signed the supplementary of Loan Agreement. Under these agreements, we have the ability to substantially influence Henan Complant’s day-to-day operations and financial affairs, appoint its senior managers and approve all matters requiring shareholder approval. As a result of these contractual arrangements, the economy benefits (loss) and risk are transferred from Henan Complant to us, and we are considered the primary beneficiary of Henan Complant. Henan Complant is the variable interest entity (“VIE”) of our company. Accordingly, we consolidate Henan Complant’s results, assets and liabilities in the accompanying financial statements.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Exhibits 99.01 Financial Statements

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.01       Consulting Agreement       Filed on 06/01/2011 S-1/A

10.02       Operating Agreement        Filed on 01/14/2011 S-1

10.03       Equity Pledge Agreement    Filed on 04/26/2011 S-1/A

10.04       Option Agreement           Filed on 04/26/2011 S-1/A 10.05       Proxy Agreement            Filed on 06/01/2011 S-1/A

10.06       Loan Agreement             Filed on 06/01/2011 S-1/A

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 31, 2011	China Complant Group Inc. (Registrant)

                                      /s/ JianXun Si________

                                      JianXun Si, Principal Executive Officer

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